Exhibit 32.1

            Harry Lee Waterfield II and Raymond L. Carr, being the President and Chief Financial Officer and Vice President, respectively, of Kentucky Investors, Inc., hereby certify as of this 12th day of March, 2009, that the Form 10-K for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Kentucky Investors, Inc.

KENTUCKY INVESTORS, INC.

/s/ Harry Lee Waterfield II
	BY:	Harry Lee Waterfield II
DATE: March 12, 2009		President

/s/ Raymond L. Carr
	BY:	Raymond L. Carr
DATE: March 12, 2009		Chief Financial Officer-Vice President